Exhibit 10.02

CONFORMED COPY

OPTION AGREEMENT
(43,000,000 Sharewell Shares)

DATED the 22 day of February, 2013

BETWEEN:
TRANSWORLD NEWS INC., a Colorado corporation having an address of 1596 Lavista Rd., NE, Atlanta, GA 30329

(Hereinafter referred to as the “Optionor”)

AND:

ARTEMIS ACQUISITION CORP., A Delaware corporation having an address of 897 Fording Island Rd., #411, Bluffton, SC 29910

(Hereinafter referred to as “Artemis”)

WHEREAS  the Optionor wishes to grant and Artemis wishes to acquire an option to purchase 43,000,000 shares of free-trading common stock ($0.001 par value) (the “Option Shares”) of Sharewell Capital Group, Inc. , a Nevada corporation (“Sharewell”) pursuant to the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual agreements and covenants contained herein, the parties agree as follows:

1. DEFINITIONS

For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a)	“Option” has that meaning ascribed to it in Section 2.1 herein;

(b)
“Option Period” means the period from the date of this Agreement to and including the date of exercise of the Option or the termination of the Option pursuant to the terms and conditions contained herein;

(c)	“Option Price” means Two and one-half cents ($0.025) per share; and

(d)
“Property” means the “Option Shares”, which shall have the meaning ascribed in the recitals to this agreement.  The number of Option Shares shall be proportionately adjusted to reflect any forward or reverse stock splits that are effective during the Option Period.

2. GRANT AND EXERCISE OF OPTION

 Grant of Option

The Optionor hereby grants to Artemis the sole and exclusive right and option (the “Option”) to acquire the Option Shares, free and clear of all charges, encumbrances and claims.

 Exercise of Option

Artemis may exercise the Option at one or more times, in whole or in part, provided, however, that exercises shall occur no more frequently than once per calendar week unless otherwise agreed by Optionor. Exercise of the Option shall be made by written notice of exercise to Optioner, together with payment by wire transfer or other immediate funds of the Option Price.

3. ESCROW OF SHARES

During the currency of the Option, the stock certificates representing the Option Shares shall be held in escrow by Frederick C. Bauman, Esq., attorney for Artemis pursuant to the Option Agreement dated the date hereof.

4.  REPRESENTATIONS , WARRANTIES AND COVENANTS OF THE OPTIONOR

4.1 Representations and Warranties.

The Optionor represents and warrants to Artemis that:

(a)
it is the beneficial and registered or recorded owner of an undivided 100% interest in the Option Shares, free and clear of any and all royalties, liens, defects, charges or encumbrances of any nature or kind whatsoever, whether written or oral, direct or indirect;

(b)	Opinion letter needed for free trading;
(c)	all of the Option Shares are free-trading;
(d)	during the Option Period, Optionor will not sell to, offer to sell or entertain offers to purchase from, any third party; and
(e)	It has the full and undisputed power, right and authority to deal with the Option Shares as provided for in this Agreement.

4.1.1 Indemity

The representations, warranties and covenants hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by Artemis, and the Optionor shall indemnify and save Artemis, its directors, officers, employees and agents (collectively, the “Artemis Indemnitees”) harmless from any and all claims, actions, suits, proceedings, demands, assessments, judgments, losses, damages, liabilities, expenses, costs (including all reasonable legal fees) to which the Artemis Indemnitees may, jointly or severally, be put or suffer as a result of or arising from any breach of any representation, warranty, covenant, agreement or condition made by Optionor and contained in this Agreement.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ARTEMIS

5.1 Representations and Warranties.
Artemis represents and warrants to and covenants with the Optionor that:

(a)	it is a company duly organized and validly subsisting under the laws of its jurisdiction of organization;
(b)	it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;
(c)
neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions contemplated conflict with, result in breach of or accelerate the performance required by, any agreement to which it is a party; and

(d)
the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or its constating documents.

5.2 Indemnity.

The representations, warranties and covenants hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by Artemis, and the Artemis shall indemnify and save Optionor, its directors, officers, employees and agents (collectively, the “Optionor Indemnitees”) harmless from any and all claims, actions, suits, proceedings, demands, assessments, judgments, losses, damages, liabilities, expenses, costs (including all reasonable legal fees) to which the Optionor Indemnitees may, jointly or severally, be put or suffer as a result of or arising from any breach of any representation, warranty, covenant, agreement or condition made by Artemis and contained in this Agreement.

6. TERMINATION OF OPTION

6.1 This Agreement may be terminated:
(a)	by Artemis and the Optionor upon their mutual agreement to such termination;
(b)	by the Optionor, in the event that:

(i) Artemis is in default of its obligations hereunder, and the Optionor has provided Artemis with written notice of such default; and
(ii) Artemis remains in default of its obligations hereunder after 30 days of the receipt of such written notice.

(c)	by Artemis, in its sole discretion, by giving 30 days written notice of such termination to the Optionor.
(d)	Automatically if not exercised or deemed exercised on or before February 22, 2014.

7. OPTION ONLY

7.1 No Other Obligations.

Nothing contained in this Agreement, nor any payment made, or mining operations conducted by Artemis on or in connection with the Property or part of it, nor the doing of any act or thing by Artemis under the terms of this Agreement shall obligate Artemis to do anything else under this Agreement other than to make such payments to the extent that it may have expressly undertaken to do so pursuant to the terms of this Agreement.

8. NOTICES

8.1 Notices.

All notices and other communications provided for in this Agreement will be deemed to have been given, delivered or made if they are in writing by registered mail (returned receipt requested), faxed or actually delivered to the applicable party at the address set forth on the first page of this Agreement (or to such other address as a party may specify by notice given in accordance with this Section 10.1), and all notices and other communications will be deemed to have been received: (a) when faxed, at such time as a legible facsimile is received by the recipient if received before 5:00 pm on a business day or on  the next business day if such facsimile is received on a day which is not a business day or after 5:00 pm on a business day, (b) when mailed, on the fifth business day after being mailed, addressed as described above, and (c) when delivered, when actually received.

9. GENERAL

9.1 Entire Agreement.

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

9.2  No Deemed Waiver.

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be consent to or a waiver of any other breach or default.

9.3 Further Assurances.

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement.

9.4  Enurement.

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns, and, if the Optionor is an individual, his or her heirs, executors and administrators.

9.5  Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

9.6  Time of the Essence

Time shall be of the essence in this Agreement.

9.7  Severability.

In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected of impaired thereby.

9.8  Counterparts.

This Agreement may be signed in counterparts and by facsimile or PDF scan (transmitted electronically), each of which will be considered an original, an together will be considered one document.

9.9  Service

Addresses and phone numbers for delivery of notices, etc. shall be:

For Artemis:

Artemis Acquisition Corp.
c/o Peter Iodice
897 Fording Island Rd., #411,
Bluffton, SC 29910

For Optionor:

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ARTEMIS ACQUISITION CORP.

By:	/s/ Peter Iodice
Authorized Signatory – Vice Chairman

By:	/s/ Robert Nash
SVP

TRANSWORLD NEWS INC.

By:	/s/ Raymond Firth
Authorized Signatory